Dear Limited Partner:

We are proposing the adoption of an amendment to the Amended and Restated Limited Partnership Agreement of The Willowbridge Fund, L.P. (the “Partnership”). The amendment would provide that: (1) the name of the Partnership be changed to “RFMC Willowbridge Fund, L.P.” (2) the Partnership be permitted to sell more than $100,000,000 of limited partnership interests in increments of $10,000,000 after notice by Ruvane Fund Management Corporation (the “General Partner”) to the limited partners; (3) the General Partner would not be required to maintain a general partnership contribution in an amount equal to one percent of the aggregate capital raised by the Partnership from time to time; and (4) transfers of limited partnership interests would effectively be treated as redemptions for purposes of allocating gains and losses.

The General Partner has changed its name from Ruvane Investment Corporation to Ruvane Fund Management Corporation and intends to identify the products it offers by the “RFMC” designation. The change of the name of the Partnership will identify it as an RFMC product.

The Amended and Restated Limited Partnership Agreement of the Partnership presently provides that the aggregate limited partnership interests offered shall not exceed $100,000,000. The aggregate amount of limited partnership interests sold as of June 30, 2006 was $86,136,457 and the amendment would provide the General Partner the ability to continue to offer limited partnership interests in the Partnership upon notice to the limited partners in the event the $100,000,000 threshold is reached.

The Amended and Restated Limited Partnership Agreement of the Partnership presently stipulates that the General Partner is required to maintain a general partnership contribution in an amount equal to one percent of the aggregate capital raised by the Partnership. At the time the Partnership was organized, this stipulation was required in order to ensure that the Partnership would be treated as a partnership for federal income tax purposes rather than as an association taxable as a corporation. As a result of changes in the federal income tax law, the General Partner is no longer required to maintain a set general partnership contribution in order for the Partnership to be treated as a partnership for tax purposes. In order to allow the General Partner and its principal more flexibility with respect to diversification and estate planning consideration and to make the Partnership conform in this respect with other products offered by the General Partner, the amendment would provide that the General Partner would be required to maintain a general partnership contribution of $1,000 instead of the one percent of aggregate capital currently required. Although the amendment would require a contribution of $1,000, the General Partner intends to maintain a significant investment in the Partnership well in excess of $1,000.

In order to avoid expenses and impracticalities that may otherwise be required to comply with an Internal Revenue Code provision regarding the possible reduction of the tax basis of certain Partnership property in the case of transfers of limited partnership interests in the Partnership, the amendment would establish a convention that effectively treats transferor partners similar to redeeming partners for purposes of allocating losses.

If adopted, the proposed amendment will not affect the ability of limited partners of the Partnership to redeem their interests in the Partnership in accordance with the terms of the Partnership’s Confidential Offering Memorandum and Disclosure Document and limited partners will be able to redeem their interests without the imposition of any exit fees, and the annual fees of the Partnership will not increase as a result of the amendment.

A form entitled Consent of Limited Partner is enclosed. Before voting on this form, please read carefully the enclosed Solicitation Statement, which explains the proposed amendment in greater detail.

THE GENERAL PARTNER OF THE PARTNERSHIP RECOMMENDS THAT

YOU VOTE "YES" TO THE AMENDMENT.

If you need additional information, please call the General Partner at (609) 921-0717.

Ruvane Fund Management Corporation,

the General Partner

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (Amendment No. ___)

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement	/ / Confidential, for use of the Commission
Only (as permitted by Rule 14a-6(e)(2))

/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-12

THE WILLOWBRIDGE FUND L.P.

--------------------------------------------

(Name of Registrant as Specified in Its Charter)

-----------------

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

THE WILLOWBRIDGE FUND, L.P.

4 Benedek Road

Princeton, New Jersey 08540

August 4, 2006

[Intended Release Date]

This Solicitation Statement is being furnished to each limited partner (individually, a "Limited Partner" and, collectively, the "Limited Partners") of The Willowbridge Fund, L.P., a Delaware limited partnership (the "Partnership"), in connection with the solicitation by the Partnership of the consent of the Limited Partners to a proposed amendment (the "Amendment") to the Amended and Restated Limited Partnership Agreement of the Partnership dated as of April 5, 1998, as amended by that First Amendment to Amended and Restated Limited Partnership Agreement, dated as of December 31, 2002 and that Second Amendment to Amended and Restated Limited Partnership Agreement dated as of November 12, 2003 (collectively, the "Partnership Agreement"). Ruvane Fund Management Corporation, a Delaware corporation, is the general partner of the Partnership (the "General Partner").

The purpose of the Amendment is to (1) change the name of the Partnership to “RFMC Willowbridge Fund, L.P.” (2) permit the Partnership to offer more than $100,000,000 of limited partnership interests in increments of $10,000,000 after notice by the General Partner to the limited partners; (3) eliminate the requirement that the General Partner maintain a general partnership contribution in an amount equal to one percent of the aggregate capital raised by the Partnership from time to time; and (4) establish a convention that effectively treats transferor partners similar to redeeming partners for purposes of allocating gains and losses.

If Limited Partners who hold in the aggregate a majority of the outstanding limited partnership interests of the Partnership (not including any limited partnership interests held by the General Partner) consent to the Amendment, the Partnership Agreement would be changed to:

(1) change the name of the Partnership to “RFMC Willowbridge Fund, L.P.”

(2) permit the Partnership to offer more than $100,000,000 of limited partnership interests in increments of $10,000,000 after notice by the General Partner to the limited partners;

(3) provide that the General Partner shall maintain a general partnership contribution of $1,000 and eliminate the requirement that the General Partner maintain a general partnership contribution in an amount equal to one percent of the aggregate capital raised by the Partnership from time to time; and

(4) establish a convention that effectively treats transferors of limited partnership interests similar to redeeming partners for purposes of allocating gains and losses.

This Solicitation Statement should be read carefully as it describes certain consequences of the proposed Amendment. This Solicitation Statement and the accompanying consent form are being mailed to Limited Partners of record as of the close of business on June 30, 2006 (the "Record Date"). Pursuant to Section 16 of the Partnership Agreement, the adoption of the Amendment requires the consent of Limited Partners holding more than 50% of the outstanding limited partnership interests (not including any limited partnership interests held by the General Partner). On the Record Date there were outstanding $56,908,273 of limited partnership interests (not including any limited partnership interests held by the General Partner). Accordingly, under the Partnership Agreement, the consent of Limited Partners holding more than $28,454,137 of limited partnership interests will be required for the adoption of the Amendment.

Under applicable law, no dissenters' rights (namely, rights of nonconsenting Limited Partners to exchange their limited partnership interests in the Partnership for payment of their fair value) are available to any Limited Partner regardless whether such Limited Partner has or has not consented to the Amendment. However, it should be noted that each Limited Partner has the right to redeem all of its limited partnership interests in the Partnership as of the last day of any calendar month upon 10 days written notice in proper form to the General Partner.

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The consent form enclosed with this Solicitation Statement, to be valid, must be signed by the record owner(s) of the limited partnership interests and returned to the General Partner by 5:00 p.m. Eastern time on August 31, 2006 (subject to extension at the discretion of the General Partner for up to an additional 60 days). A Limited Partner who signs and returns a consent form may revoke it by giving written notice of revocation to the Partnership or by executing and delivering a later-dated consent form, in either case by the last date on which consents must be returned to the General Partner. A properly executed consent form received by the General Partner will be voted in accordance with the direction indicated on the form. If no direction is indicated, a properly executed consent form received by the General Partner will be voted in favor of the Amendment. If the General Partner has not received a properly executed consent from a Limited Partner by 5:00 p.m. Eastern time on August 31, 2006, it will be deemed that such Limited Partner has voted in favor of the Amendment. Voting on the Amendment will be conducted only by written consent, and no formal meeting of the Limited Partners will be held.

THE GENERAL PARTNER RECOMMENDS THAT YOU CONSENT TO THE AMENDMENT.

LIMITED PARTNERS ARE ASKED TO VOTE BY MARKING AND SIGNING THE ACCOMPANYING CONSENT FORM AND RETURNING IT PROMPTLY IN THE ENCLOSED ENVELOPE SO THAT IT IS RECEIVED BY 5:00 P.M. EASTERN TIME ON AUGUST 31, 2006. THE CONSENT FORM MAY ALSO BE RETURNED BY FACSIMILE AT (609) 921-0577.

TABLE OF CONTENTS

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BACKGROUND AND PURPOSE OF AMENDMENT	1
THE GENERAL PARTNER	2
Security Ownership of Certain Beneficial Owners and Management	2
CONSENT OF LIMITED PARTNERS	3
ADDITIONAL INFORMATION CONCERNING THE COMPANY	4
EXHIBIT A — PROPOSED AMENDMENT TO PARTNERSHIP AGREEMENT	5

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BACKGROUND AND PURPOSE OF AMENDMENT

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The Partnership is soliciting the consent of the Limited Partners to the Amendment to the Partnership Agreement to (1) change the name of the Partnership to “RFMC Willowbridge Fund, L.P.” (2) permit the Partnership to offer more than $100,000,000 of limited partnership interests in increments of $10,000,000 after notice by the General Partner to the limited partners; (3) eliminate the requirement that the General Partner maintain a general partnership contribution in an amount equal to one percent of the aggregate capital raised by the Partnership from time to time; and (4) establish a convention that effectively treats transfers of limited partnership interests as redemptions of limited partnership interests for purposes of allocating losses. The purpose for each of these amendments is discussed below.

Change of Name of Partnership

The General Partner has changed its name from Ruvane Investment Corporation to Ruvane Fund Management Corporation and intends to identify the products it offers by the “RFMC” designation. The change of the name of the Partnership will identify it as an RFMC product.

Permitting Interests Offered to Exceed $100,000,000

The Partnership Agreement presently provides that the aggregate limited partnership interests offered shall not exceed $100,000,000. The aggregate amount of limited partnership interests sold as of June 30, 2006 was $86,136,457. The amendment would provide the General Partner the ability to continue to offer limited partnership interests in the Partnership upon notice to the limited partners in the event the $100,000,000 threshold is reached.

Eliminating General Partner One Percent Contribution Requirement

The Partnership Agreement presently provides that the General Partner is required to maintain a general partnership contribution in an amount equal to one percent of the aggregate capital raised by the Partnership. At the time the Partnership was organized, this stipulation was required in order to ensure sure that the Partnership would be treated as a partnership for federal income tax purposes rather than as an association taxable as a corporation. As a result of changes in the federal income tax law, the General Partner is no longer required to maintain a set general partnership contribution in order for the Partnership to be treated as a partnership for tax purposes. In order to allow the General Partner more flexibility with respect to diversification and estate planning consideration and to make the Partnership confirm in this respect with other products offered by the General Partner, the amendment would provide that the General Partner would be required to maintain a general partnership contribution of $1,000 instead of the one percent of aggregate capital currently required. The General Partner would be permitted to maintain a general partnership contribution in excess of $1,000. Although the amendment would require a contribution of $1,000, the General Partner intends to maintain a significant investment in the Partnership well in excess of $1,000. The amount of the General Partner’s ownership in the Partnership will be disclosed on an ongoing basis in the Partnership’s periodic reports filed with the Securities Exchange Commission and the Partnership’s Confidential Offering Memorandum and Disclosure Document under the section captioned “Proprietary Ownership in Partnership”.

Treating Transfers as Redemptions

In 2004, a change was made to the Internal Revenue Code that has the effect that in certain circumstances a transfer of limited partnership interests in the Partnership requires the basis of certain Partnership property to be reduced. This new requirement could result in significant additional expenses and impracticalities to the Partnership if transfers were not treated in the same manner as redemptions of limited partnership interests for the purposes of allocating losses. In an effort to avoid the expenses and impracticality that may otherwise be required, the amendment would establish a convention that effectively treats transfers similar to redemptions for purposes of allocating gains and losses.

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THE GENERAL PARTNER

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The Partnership has no directors or officers. The General Partner, Ruvane Fund Management Corporation, manages and conducts the business of the Partnership. The General Partner is a Delaware corporation incorporated in January 1990, and has been registered with the Commodity Futures Trading Commission (“CFTC”) as a commodity pool operator (“CPO”) since August 8, 1995; as a commodity trading advisor (“CTA”) since January 12, 1990, and as an introducing broker since May 8, 1995. The General Partner is a member of the National Futures Association (“NFA”), the self-regulatory body for the futures industry.

The principal of the General Partner is Robert L. Lerner. Mr. Lerner and a family trust of Mr. Lerner’s are the sole shareholders of the General Partner. Mr. Lerner has been the director and president of the General Partner since he formed the General Partner on January 4, 1990. Mr. Lerner was the sole general partner and CPO of the Partnership since its inception until November 1995, at which time he transferred and assigned his general partnership interest to the General Partner, and had been individually registered with the CFTC as a CPO and a CTA since October 1984. Mr. Lerner is currently registered as a principal and an associated person of the General Partner. Mr. Lerner had been a sole proprietor providing consulting and marketing services to CTAs from January 1992 to January 1996, at which time he transferred his operations to the General Partner which continues to provide such services. From January 2003 through September 30, 2005, Mr. Lerner was president of WoodAllen Capital Management, LLC, an investment management and advisory firm that serves as the sponsor or general partner of and/or advisor to different domestic and offshore investment vehicles. From 2001 until forming WoodAllen Capital, Mr. Lerner was the president of Partners Capital Investment Group, LLC, an investment adviser he co-founded in December 2001 that establishes and maintains investment offices for partners of leading law and consulting firms. Mr. Lerner is also a member of the Investment Committee of Partners Capital Investment Group, L.L.C. From May 1988 until January 1992, Mr. Lerner was senior vice president and director of Mount Lucas Management Corporation, an investment advisory firm he co-founded which specializes in futures investment programs for institutional investors. From July 1985 to May 1988, Mr. Lerner was employed by Commodities Corporation (U.S.A.) N.V., a leading CTA now owned by Goldman Sachs Asset Management. Mr. Lerner also has practiced commodities and securities law. Mr. Lerner has a J.D. degree from Boston University Law School and a B.A. degree from Cornell University.

The General Partner may benefit from the adoption of the Amendment to the extent that the General Partner will (1) receive fees from the Partnership with respect to the offering of limited partnership interests in the Partnership that exceed $100,000,000 and (2) be able to reallocate assets that otherwise would be required to satisfy the General Partner’s requirement to maintain a general partnership contribution of one percent of aggregate capital raised by the Partnership for other purposes.  If adopted, the proposed amendment will not affect the ability of limited partners of the Partnership to redeem their interests in the Partnership in accordance with the terms of the Partnership’s Confidential Offering Memorandum and Disclosure Document and limited partners will be able to redeem their interests without the imposition of any exit fees, and the annual fees of the Partnership will not increase as a result of the amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

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As of June 30, 2006, approximately 41,117.6005 Partnership Units were held by 721 Limited Partners and the General Partner. As of June 30, 2006 there were no persons known to the Partnership to beneficially own more than 5% of the outstanding Partnership Units.

The Partnership has no directors or officers. The General Partner manages and conducts the business of the Partnership. As of June 30, 2006, the General Partner owned approximately $858,164 of general partner interests in the Company, or 138.8128 Partnership Units, representing approximately 1.49% of the total outstanding Partnership Units, and also beneficially owned 67.9898 Limited Partnership Units. The General Partner is owned entirely by Robert L. Lerner and trusts for the benefit of him and his family.

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CONSENT OF LIMITED PARTNERS

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This Solicitation Statement is being furnished to Limited Partners in connection with the solicitation by the Company of the consent of the Limited Partners to the Amendment. NO FORMAL MEETING OF THE LIMITED PARTNERS WILL BE HELD.

A properly executed consent form received by the General Partner will be voted in accordance with the direction indicated by the Limited Partner on the form. If no direction is indicated, a properly executed consent form received by the General Partner will be voted in favor of the Amendment. To be counted, a consent form must be received by the General Partner no later than 5:00 p.m. Eastern time on August 31, 2006. If the General Partner has not received a properly executed consent from a Limited Partner by 5:00 p.m. Eastern time on August 31, 2006, it will be deemed that such Limited Partner has voted in favor of the Amendment. The consent form may be returned by mail to the General Partner at the following address: Ruvane Fund Management Corporation, 4 Benedek Road, Princeton, New Jersey 08540. A postage paid envelope addressed to the General Partner is enclosed. The consent form may also be returned to the General Partner by facsimile at (609) 921-0577. To be valid, a consent form must be signed by the record owner(s) of the limited partnership interests represented thereby as listed in the records of the Partnership on the Record Date.

A Limited Partner who signs and returns a consent form may revoke it by giving written notice of revocation to the Partnership or by executing and delivering a later-dated consent form, in either case by the last date on which consents must be returned to the General Partner. All questions as to the validity (including time of receipt) of all consent forms will be determined by the General Partner, which determinations will be final and binding. Pursuant to Section 16 of the Partnership Agreement, the consent of Limited Partners holding more than 50% in the aggregate of the limited partnership interests (not including any limited partnership interests held by the General Partner) will be required for the Amendment to be approved. On the Record Date there were outstanding $56,908,273 of limited partnership interests (not including any limited partnership interests held by the General Partner). Accordingly, under the Partnership Agreement, the consent of Limited Partners holding more than $$28,454,137 of limited partnership interests will be required for the adoption of the Amendment. Upon receipt of the requisite approval, it will be binding on all Limited Partners, whether or not they consented.

This Solicitation Statement has been prepared under the direction of the General Partner. The costs of preparing and mailing this Solicitation Statement and the enclosed consent form and soliciting consent will be paid by the Partnership. In addition to soliciting the consent of Limited Partners by mail, representatives of the General Partner may, at the Partnership's expense, solicit the consent of Limited Partners by telephone, telegraph, in person or by other means.

THE GENERAL PARTNER RECOMMENDS THAT THE AMENDMENT BE APPROVED AND URGES EACH LIMITED PARTNER TO COMPLETE AND RETURN THE ENCLOSED CONSENT FORM IMMEDIATELY.

ANY LIMITED PARTNER WITH QUESTIONS RELATING TO THE AMENDMENT SHOULD TELEPHONE THE GENERAL PARTNER AT (609) 921-0717.

ADDITIONAL INFORMATION CONCERNING THE COMPANY

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The limited partnership interests of the Partnership are registered under the Securities Exchange Act of 1934 and as a result the Partnership files annual and quarterly reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be read at the Commission's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-(800) SEC-0330. The Commission maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers like the Partnership who file electronically with the Commission. In addition, the Partnership's Annual Report on Form 10-K for the year ended December 31, 2005, and its Quarterly Report for the three-month period ended March 31, 2006 may be obtained by Limited Partners from the Partnership by writing to the Partnership c/o Ruvane Fund Management Corporation, 4 Benedek Road, Princeton, New Jersey 08540.

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EXHIBIT A PROPOSED AMENDMENT TO OPERATING AGREEMENT

The full text of the proposed Amendment to the Partnership Agreement is as follows:

THE WILLOWBRIDGE FUND L.P.

THIRD AMENDMENT TO

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, dated as of __________, 2006 (this “Amendment”), to the Amended and Restated Limited Partnership Agreement of The Willowbridge Fund, L.P., a Delaware limited partnership (the “Partnership”), dated as of April 5, 1998, as amended by that First Amendment to Amended and Restated Limited Partnership Agreement dated as of December 31, 2002 and that Second Amendment to Amended and Restated Limited Partnership Agreement dated as of November 12, 2003 (collectively, the “Agreement”), is made and entered by and between Ruvane Fund Management Corporation, a Delaware corporation, as the general partner of the Partnership the (“General Partner”), and limited partners of the Partnership who hold in the aggregate a majority of the outstanding limited partnership interests of the Partnership (not including any limited partnership interests held by the General Partner). The limited partners of the Partnership shall be referred to herein as “Limited Partners” with the General Partner and the Limited Partners hereinafter referred to as the “Partners”.

WHEREAS, it is desired that the Agreement be amended to provide for the matters set forth herein;

NOW, THEREFORE, the parties hereby agree as follows:

1.	Amendment.

(a)     The Agreement is amended hereby so that the name of the Partnership is changed from “The Willowbridge Fund L.P.” to “RFMC Willowbridge Fund, L.P.” and every reference in the Agreement to “The Willowbridge Fund L.P.” shall be replaced by the words “RFMC Willowbridge Fund, L.P.”

(b)	Section 5(a) is hereby amended to read in its entirety as follows:

“The General Partner shall be required to contribute $1,000 to the capital of the Partnership, however it may from time to time acquire general partnership interests or make additional general partnership contributions to the Partnership. In addition to such general partnership contributions, the General .Partner and any trading advisors to the Partnership may purchase limited partnership interests and will be treated as Limited Partners with respect to such limited partnership interests, provided that the aggregate amount of limited partnership interests purchased by the General Partner and any party related to the General Partner within the meaning of Section 267(b) or Section 707(b)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), shall not exceed 50% of aggregate limited partnership interests. .The General Partner shall, with respect to any limited partnership interests owned by it, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Limited Partner, except as specified otherwise herein.”

(c)	The second sentence of Section 5(c) is hereby amended to read in its entirety as follows:

“Aggregate partnership interests offered shall not exceed $100,000,000, subject to increase by the General Partner in increments of $10,000,000 after notice to the Limited Partners.”

(d)	The third sentence of Section 6(e) is hereby amended to read in its entirety as follows:

“The Partnership’s gross realized profit or loss shall be allocated first to each Partner who transferred or redeemed part or all of its or his general or limited partnership interest so that such

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Partner’s Tax Capital Account (or proportionate amount thereof in the case of a partial transfer or redemption) is equal to its or his Book Capital Account (or proportionate amount thereof in the case of a partial transfer or redemption) immediately prior to the transfer or redemption.”

2.	Effectiveness.

This Amendment shall be effective as of the date hereof.

3.	Governing Law.

The parties agree that this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

4.	Amendment.

The parties agree that on and after the date hereof, any reference in the Agreement to “this Agreement,” or words of like import, shall mean the Agreement as amended hereby.

IN WITNESS WHEREOF, this Third Amendment to Amended and Restated Limited Partnership Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

General Partner
RUVANE FUND MANAGEMENT CORPORATION

By:
Robert L. Lerner
President

and

Limited Partners

Those Limited Partners which have consented to this Third Amendment, together owning a majority of the outstanding limited partnership interests of the Partnership (not including any limited partnership interests held by the General Partner)

By: RUVANE FUND MANAGEMENT CORPORATION, as attorney-in-fact

By:
Robert L. Lerner
President

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THE WILLOWBRIDGE FUND, L.P.

c/o Ruvane Fund Management Corporation

4 Benedek Road

Princeton, New Jersey 08540

Consent of Limited Partner

I have received and reviewed the Solicitation Statement dated August 4, 2006 (the "Solicitation Statement"), from The Willowbridge Fund, L.P. (the "Partnership") concerning the proposed amendment (the "Proposal") to the Amended and Restated Limited Partnership Agreement of the Partnership, as amended (the “Partnership Agreement”). In accordance with Section 16 of the Partnership Agreement, I hereby vote as follows.

THE GENERAL PARTNER RECOMMENDS A VOTE FOR THE ADOPTION OF THE PROPOSAL. You may vote on the Proposal by marking one of the boxes below. If you sign and return this Consent without specific voting instructions, your limited partnership interests will be voted FOR the adoption of the Proposal.

LIMITED PARTNERS WHO WISH TO VOTE ON THE ADOPTION OF THE PROPOSAL SHOULD DO SO BY CHECKING ONE OF THE BOXES BELOW.

Adopt the Proposal

______ FOR	______ AGAINST	______ ABSTAIN

IF THE LIMITED PARTNER IS AN INDIVIDUAL

(IF JOINT TENANTS OR TENANTS-IN-COMMON, BOTH OWNERS MUST SIGN. IF SIGNING AS EXECUTOR, ADMINISTRATOR, CUSTODIAN, TRUSTEE, ATTORNEY-IN-FACT OR GUARDIAN,

PLEASE PROVIDE YOUR FULL TITLE AS SUCH):

Signature Date	Signature Date

Title	Title

IF THE LIMITED PARTNER IS A CORPORATION, PARTNERSHIP OR COMPANY:

_______________________________________

Print Name of Entity

By: ____________________________________
Signature	Date

________________________________________

Print Name and, if applicable, Title

A properly executed Consent of a Limited Partner received by the General Partner will be voted in accordance with the direction indicated above. IF NO SPECIFIC VOTING INSTRUCTIONS ARE INDICATED, A PROPERLY EXECUTED CONSENT OF A LIMITED PARTNER RECEIVED BY THE GENERAL PARTNER WILL BE VOTED FOR THE PROPOSAL. IF THE GENERAL PARTNER HAS NOT RECEIVED A PROPERLY EXECUTED CONSENT FROM A LIMITED PARTNER BY 5:00 P.M. EASTER TIME ON AUGUST 31, 2006, IT WILL BE DEEMED THAT SUCH LIMITED PARTNER HAS VOTED IN FAVOR OF THE AMENDMENT.

PLEASE RETURN THIS CONSENT FORM NO LATER THAN 5:00 P.M. EASTERN TIME ON AUGUST 31, 2006 TO:

BY U.S. MAIL OR FACSIMILE:

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THE WILLOWBRIDGE FUND, L.P.

c/o Ruvane Fund Management Corporation

 4 Benedek Road

Princeton, New Jersey 08540

FAX VOTES TO: (609) 921-0577